UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☒	Definitive information statement.

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT	DECEMBER 5, 2014

Dear Northern Multi-Manager Fund Investor:

As you know, we continually monitor and manage the sub-advisers in the Northern Multi-Manager Funds. A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made sub-adviser changes within the Multi-Manager Global Real Estate Fund (the “Fund”).

Each of the Northern Multi-Manager Funds consists of sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Multi-Manager Funds (the “Board”) approved the termination of EII Realty Securities, Inc. (“EII”) as a sub-adviser to the Fund, effective August 22, 2014, and the appointment of Delaware Investments Fund Advisers to sub-advise a portion of the Fund, effective September 8, 2014. The Board made these decisions, based upon Northern’s recommendations, because of the resignations of key portfolio managers at EII.

The Board also approved the termination of CBRE Clarion Securities LLC as a sub-adviser to the Fund, effective December 5, 2014, and the appointment of Brookfield Investment Management Inc. to sub-advise a portion of the Fund, effective on or about December 17, 2014. The Board made these decisions, based upon Northern’s recommendations, due to product capacity concerns and for performance-related reasons.

Please take a moment to read the enclosed Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of the Fund and its shareholders and assure you that we will continue to closely monitor the sub-advisers managing the Northern Multi-Manager Funds. If you have any questions about your investment in the Northern Multi-Manager Funds, please contact your financial advisor or call 800-595-9111.

Best regards,

Chris E. Vella, CFA

Senior Vice President, NTI

Jessica K. Hart

Senior Vice President, NTI

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	p 800/595-9111	WWW.NORTHERNFUNDS.COM

Northern Funds Distributors, LLC, not affiliated with Northern Trust

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN MULTI-MANAGER FUNDS—NORTHERN

MULTI-MANAGER GLOBAL REAL ESTATE FUND

This Information Statement is being provided to the shareholders of the Northern Multi-Manager Global Real Estate Fund (the “Fund”) a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and to enter into and materially amend an existing sub-advisory agreement upon the approval of the Board of Trustees of the Northern Multi-Manager Funds (the “Board”), without obtaining shareholder approval. We are not asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until March 5, 2015. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on November 24, 2014 are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about December 5, 2014.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), a subsidiary of Northern Trust Corporation, serves as the investment adviser for the Fund and is responsible for its overall administration. NTI is responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, between the Trust and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated substantially all its portfolio management responsibilities for the Fund to sub-advisers, with the exception of cash management services for the Fund. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objectives and policies. Shareholders of the Fund approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS
Multi-Manager Global Real	1.05%	First $1 Billion
Estate Fund	1.019%	Next $1 Billion
	0.988%	Over $2 Billion

Delaware Investments Fund Advisers and the Delaware Investments Agreement

THE DELAWARE INVESTMENTS AGREEMENT. At a meeting of the Board held on August 20-21, 2014 (the “August Meeting”), the Trustees, including a majority of the Independent Trustees voting separately, approved a new sub-advisory agreement (the “Delaware Investments Agreement”) with respect to the Fund between NTI and Delaware Investments Fund Advisers (“Delaware Investments”). Under the Delaware Investments Agreement, as of September 8, 2014, Delaware Investments manages a portion of the Fund’s assets. The Fund’s remaining assets are currently allocated to NTI and, effective on or about December 17, 2014, will be allocated to Brookfield Investment Management Inc., which will manage a portion of the Fund’s assets.

From November 2008 until August 22, 2014, EII Realty Securities, Inc (“EII”) managed a portion of the Fund’s assets pursuant to a sub-advisory agreement dated November 19, 2008, between NTI and EII (the “EII Agreement”), as amended. The EII Agreement was terminated by the Board upon the recommendation of NTI, because of the resignations of key portfolio managers at EII. NTI recommended that the Board approve the Delaware Investments Agreement based on its evaluation of Delaware Investments’ investment advisory operations and capabilities. From August 22, 2014 until September 8, 2014, NTI managed the portion of the Fund previously managed by EII.

The Delaware Investments Agreement provides that Delaware Investments shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Fund’s assets that NTI may allocate to Delaware Investments. The Delaware Investments Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Delaware Investments shall use its best judgment to obtain the best overall terms available, and (ii) with respect to all other securities, Delaware Investments shall attempt to obtain best net price and execution. Generally, in

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DECEMBER 5, 2014

assessing the best overall terms available for any transaction, Delaware Investments is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Delaware Investments may consider the brokerage and research services provided to the Fund and/or other accounts over which Delaware Investments or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The Delaware Investments Agreement provides that Delaware Investments, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for such other accounts in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, Delaware Investments will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be the fairest and most equitable over time to the Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Fund or the amount of the securities that are able to be sold for the Fund. The Delaware Investments Agreement permits Delaware Investments, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of Delaware Investments’ opinion of the reliability and quality of the broker or dealer.

The Delaware Investments Agreement provides that Delaware Investments shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Delaware Investments Agreement also provides that NTI will indemnify Delaware Investments against certain liabilities and expenses, except that Delaware Investments shall not be indemnified for any liability and expenses that result from Delaware Investments’ willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Delaware Investments Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Fund may terminate the Delaware Investments Agreement without penalty upon 60 days’ written notice. NTI may terminate the Delaware Investments Agreement immediately upon notice to Delaware Investments. The Delaware Investments Agreement terminates automatically in the event of an assignment (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)). The Delaware Investments Agreement also may be terminated by Delaware Investments upon 30 days’ written notice and automatically terminates upon termination of the Management Agreement.

The material terms of the Delaware Investments Agreement are substantially the same as the terms of the sub-advisory agreement with the other sub-adviser to the Fund, except for the sub-advisory fees. Delaware Investments receives fees from NTI for its services out of the fees that the Fund pays to NTI under the Management Agreement. The Fund pays no additional fees directly to Delaware Investments. The Fund would have paid the same amount of management fees had the Delaware Investments Agreement been in effect during the last fiscal year.

INFORMATION ABOUT DELAWARE INVESTMENTS. Delaware Investments is a series of Delaware Management Business Trust (“DMBT”), which is a subsidiary of Delaware Management Holdings, Inc., a Delaware corporation located at 2005 Market Street, One Commerce Square, Philadelphia, Pennsylvania 19103-7094. Delaware Management Holdings, Inc. and its subsidiaries (“DMHI”) are wholly owned subsidiaries of Macquarie Group Limited. DMHI traces its origin to an investment counseling service that was founded in 1929. As of September 30, 2014, DMHI had more than $180 billion in assets under management. Delaware Investments utilizes a relative value investment strategy focused on capital markets impact on real estate valuations in addition to real estate fundamentals. The strategy is diversified and seeks to outperform its index with lower volatility and to capture up-market performance, while also protecting in down markets.

PORTFOLIO MANAGERS. Messrs. Babak Zenouzi, Chief Investment Officer, and Damon J. Andres, Senior Portfolio Manager, serve as co-portfolio managers of the portion of the Fund that is sub-advised by Delaware Investments. Messrs. Zenouzi and Andres joined Delaware Investments in 2006 and 1994, respectively.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and director of Delaware Investments indicating position(s) held with Delaware Investments and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Delaware Investments at the address noted above.

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NAME	POSITION(S) HELD WITH DELAWARE INVESTMENTS	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
J. Scott Coleman	Executive Vice President/Head of Marketing	None
Patrick P. Coyne	President and Director	None
Michael J. Hogan	Executive Vice President/Head of Equity Investments	None
Brian L. Murray	Senior Vice President and Chief Compliance Officer	None
David O’Connor	Director and Chief Legal Officer	None
Philip N. Russo	Executive Vice President and Chief Administrative Officer	None
See Y. Quek	Managing Director, Executive Vice President and Chief Investment Officer	None

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. Delaware Management Company, another series of DMBT and an affiliate of Delaware Investments, acts as investment adviser to the other mutual funds listed below, which have similar investment objectives as the Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY FEES	EXPENSE LIMITS
Delaware REIT Fund	$235,928,228 (as of April 30, 2014)	0.75% on the first $500 million of average daily net assets of the fund; 0.70% on the next $500 million; 0.65% on the next $1.5 billion; and 0.60% on average daily net assets in excess of $2.5 billion.	1.25% of the fund’s average daily net assets.
Delaware Global Real Estate Opportunities Fund	$50,098,786 (as of April 30, 2014)	0.99% on the first $100 million of average daily net assets of the fund; 0.90% on the next $150 million; and 0.80% on average daily net assets in excess of $250 million.	1.15% of the fund’s average daily net assets.

Brookfield Investment Management Inc. and the BIM Agreement

THE BIM AGREEMENT. At a meeting of the Board held on November 19-20, 2014 (the “November Meeting”), the Trustees, including a majority of the Independent Trustees voting separately, also approved a new sub-advisory agreement (the “BIM Agreement”) with respect to the Fund between NTI and BIM. Under the BIM Agreement, effective on or about December 17, 2014, BIM will manage a portion of the Fund’s assets. The Fund’s remaining assets are currently allocated to NTI and Delaware Investments.

From November 2008 until December 5, 2014, CBRE Clarion Securities LLC (“CBRE”) managed a portion of the Fund’s assets. The initial sub-advisory agreement dated November 18, 2008 between CBRE and NTI terminated as a result of a change of control and they entered into a new sub-advisory agreement dated July 1, 2011 (the “CBRE Agreement”), as amended. The CBRE Agreement was terminated by the Board at the November Meeting upon the recommendation of NTI due to product capacity concerns and for performance-related reasons. NTI recommended that the Board approve the BIM Agreement based on its evaluation of BIM’s investment advisory operations and capabilities. From December 5, 2014 until on or about December 17, 2014, NTI will manage the portion of the Fund previously managed by CBRE.

The terms and conditions of the BIM Agreement are substantially the same as the Delaware Investments Agreement, except for the sub-advisory fees. See pages 2 through 3 for a discussion of these terms.

BIM receives fees from NTI for its services out of the fees that the Fund pays to NTI under the Management Agreement. The Fund pays no additional fees directly to BIM. The Fund would have paid the same amount of management fees had the BIM Agreement been in effect during the last fiscal year.

INFORMATION ABOUT BIM. BIM is a wholly owned subsidiary of Brookfield Asset Management Inc. (“Brookfield”), a global alternative asset manager with approximately $200 billion in assets under management as of September 30, 2014. Brookfield’s public market activities are conducted by BIM, a registered investment adviser. BIM’s principal offices are located at Brookfield Place, 250 Vesey Street, New York, New York 10281-1023. BIM maintains offices and investment teams in Toronto, Chicago and

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

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Boston and has approximately $17 billion in assets under management as of September 30, 2014. BIM utilizes a fundamental, bottom-up, value-based selection methodology, taking into account short term considerations, such as temporary market mispricing, and long-term considerations, such as values of assets and cash flows. BIM uses proprietary research to select individual securities that it believes can add value from income and/or the potential for capital appreciation.

PORTFOLIO MANAGERS. Messrs. Jason Baine and Bernhard Krieg, each a Managing Director, serve as co-portfolio managers of the portion of the Fund that is sub-advised by BIM. Mr. Baine joined BIM in 2001 and has 18 years of investment management experience in the real estate securities area. Mr. Krieg joined BIM in 2006 and has 16 years of industry experience.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of certain executive officers and directors of BIM indicating position(s) held with BIM and other business, profession, vocation or employment of a substantial nature. The address of Kevin English, Seth Gelman and Jon Tyras is c/o BIM at the address noted above. Jason Baine, Bernhard Krieg and Craig Noble are located in BIM’s Chicago office at 71 South Wacker Drive, Chicago, IL 60606.

NAME	POSITION(S) HELD WITH BIM	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Jason Baine	Managing Director	None
Kevin English	Chief Operating Officer	None
Seth Gelman	Chief Compliance Officer and Regulatory Counsel	None
Bernhard Krieg	Managing Director	None
Craig Noble	Chief Executive Officer and Chief Investment Officer	None
Jonathan C. Tyras	Managing Director, Chief Financial Officer and General Counsel	None

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. BIM also acts as investment adviser or sub-adviser to the other mutual funds set forth below, which have similar investment objectives as the Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY OR SUB-ADVISORY FEES	NET EXPENSE LIMITS
Brookfield Global Listed Real Estate Fund	$217,426,301 (as of September 30, 2014)	0.75% of average daily net assets.	1.20% for Class A; 1.95% for Class C; 0.95% for Class Y; and 0.95% for Class I.
Brookfield Global Listed Real Estate UCITS Fund	$124,947,404 (as of September 30, 2014)	0.85% of average daily net assets	1.05% for Class B (Accumulating Euro) 1.05% for Class E (Accumulating USD) 1.05% for Class F (Distribution USD)
Brookfield U.S. Listed Real Estate Fund	$29,034,225 (as of September 30, 2014)	0.75% of average daily net assets.	1.20% for Class A; 1.95% for Class C; 0.95% for Class Y; and 0.95% for Class I.
Brookfield U.S. Listed Real Estate UCITS Fund	$52,603,473 (as of September 30, 2014)	0.85% of average daily net assets	1.05% for Class E (Accumulating USD)
UBS PACE Select Advisors Trust – UBS PACE Global Real Estate Securities Investments	$71,156,797 (as of September 30, 2014) (represents the portion of the Fund sub-advised by BIM)	Confidential	Not applicable

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

Approval of New Sub-Advisory Agreements

TRUSTEES’ CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENTS. The Delaware Investments Agreement and BIM Agreement were approved by the Board, including a majority of the Independent Trustees voting separately, at the August Meeting and the November Meeting, respectively (the “Meetings”). Delaware Investments and BIM are referred to each individually as a “New Sub-Adviser” and together, as the “New Sub-Advisers,” and the Delaware Investments Agreement and BIM Agreement are referred to together as the “New Sub-Advisory Agreements.” In connection with the Meetings, the Trustees reviewed information and written materials from NTI and the New Sub-Advisers regarding (i) the nature and quality of the services to be provided by the New Sub-Advisers, including the experience and qualifications of the personnel providing such services; (ii) the New Sub-Advisers’ financial conditions, history of operations and ownership structures; (iii) the New Sub-Advisers’ brokerage and soft dollar practices; (iv) the New Sub-Advisers’ investment strategies and styles of investing; (v) the performance history of the New Sub-Advisers with respect to accounts or funds managed similarly to the Fund for which they were being engaged and hypothetical performance information and portfolio attributes; (vi) a summary of the New Sub-Advisers’ compliance policies and procedures (including their codes of ethics) and the Multi-Manager Funds’ Chief Compliance Officer’s (the “CCO’s”) evaluations of such policies and procedures; (vii) the New Sub-Advisers’ conflicts of interest, if any, in managing the Fund; and (viii) the terms of the New Sub-Advisory Agreements. The Trustees also discussed NTI’s proprietary method for allocating assets among the various sub-advisers and the current allocations among the sub-advisers.

In evaluating the New Sub-Advisory Agreements, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision. However, the Trustees relied upon the recommendations and evaluations of NTI with respect to each New Sub-Adviser.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to the New Sub-Advisers’ operations, qualifications and experience in managing the types of strategies for which the New Sub-Advisers were being engaged. The Trustees also reviewed the CCO’s evaluation of the New Sub-Advisers’ compliance programs and the compliance monitoring schedule for each New Sub-Adviser. The Trustees concluded that the New Sub-Advisers were able to provide satisfactory services to the Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that the New Sub-Advisers would be paid by NTI out of its management fees and not by the Fund. The Trustees also believed, based on the representations of NTI, that each New Sub-Advisory Agreement had been negotiated at arm’s length between NTI and the respective New Sub-Adviser. The Trustees also considered the New Sub-Advisers’ fees in relation to their other similar institutional accounts. Finally, the Trustees considered NTI’s representations that the fees to be paid to the New Sub-Advisers were reasonable in light of the anticipated quality of services to be performed by the New Sub-Advisers.

While the Trustees considered projected profitability to NTI with respect to the Fund, they did not consider the projected profitability for the New Sub-Advisers as they did not consider it to be particularly relevant because NTI would be paying the New Sub-Advisers out of its management fees. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated the performance information presented with respect to the New Sub-Advisers and NTI’s evaluation of that performance. Because the New Sub-Advisers had not previously managed assets of the Fund, the Trustees considered hypothetical performance as provided and calculated by NTI in addition to the New Sub-Advisers’ actual performance record in the strategy for which it was being engaged. This information was compared to performance information with respect to the New Sub-Advisers’ applicable benchmarks. It was noted that each New Sub-Adviser had a particular style that was different than that of other sub-advisers to the Fund and that its investment style would underperform in various markets. The Trustees concluded, based upon the information provided, that overall the New Sub-Advisers had satisfactory prior performance records.

Economies of Scale

The Trustees reviewed information prepared by NTI that showed that the levels of aggregate sub-advisory fee rates decreased as the Fund’s assets increased. However, the Trustees generally considered economies of scale with respect to the Fund primarily at the advisory level given that NTI would be paying the New Sub-Advisers out of their advisory fees.

Other Benefits

The Trustees considered other benefits to be derived as a result of the New Sub-Advisers’ relationship with the Funds. These benefits include research and other benefits in connection with brokerage commissions paid by the Fund. The Trustees also considered other relationships that the New Sub-Advisers may have with NTI, including sub-advisory or custodial relationships.

Based on the Trustees’ deliberations and the recommendations by NTI, the Trustees concluded that the fees proposed to be paid

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

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DECEMBER 5, 2014

to the New Sub-Advisers were reasonable in light of the services to be provided by each of them and that the New Sub-Advisory Agreements should be approved.

Additional Information

ADVISORY AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2014, the Fund paid advisory fees to NTI in the aggregate amount of $11,009,698 (1.22% of the Fund’s net assets as of March 31, 2014). NTI paid sub-advisory fees to the sub-advisers of the Fund in the aggregate amount of $4,463,870 (0.50% of the Fund’s net assets at March 31, 2014).

As of November 24, 2014, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2014.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Advisers Act. NTI is a subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer, director and certain other officers of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Richard Bartholomew	Senior Vice President and Assistant Trust Officer	None
Robert P. Browne	Executive Vice President, Chief Investment Officer, Senior Trust Officer and Director	None
Christopher W. Carlson	Senior Vice President, Chief Operating Officer, Cashier and Director	None
Jessica K. Hart	Senior Vice President	None
Sheri B. Hawkins	Senior Vice President, Chief Financial Officer, Treasurer and Director	None
Joseph W. McInerney	Senior Vice President and Director	None
Anthony Pecora	Senior Vice President and Chief Compliance Officer	None
Stephen N. Potter	Executive Vice President, Chief Executive Officer, President and Chairman	None
Shundrawn A. Thomas	Executive Vice President and Director	None
Jason Tyler	Senior Vice President and Director	None
Christopher E. Vella	Senior Vice President	None
Lloyd A. Wennlund	Executive Vice President and Director	None

INFORMATION ABOUT DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, Maine, 04101, serves as the Funds’ distributor. NTI acts as administrator for the Fund. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60603, acts as sub-administrator for the Funds.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its annual and semiannual reports dated March 31, 2014 and September 30, 2014, respectively to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of November 24, 2014, the record date for shareholders receiving this Information Statement, the Fund had 48,876,583 shares outstanding. As of the same date, NTC and its affiliates held of record substantially all of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. There were no other persons or entities that owned of record or beneficially more than 5% of the shares of the Fund at November 24, 2014.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this

NORTHERN INFORMATION STATEMENT	7	MULTI-MANAGER FUNDS

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INFORMATION STATEMENT

Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Fund’s Board of Trustees has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of the Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northernfunds.com	MMF STM	(12/14)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Northern Multi-Manager Global Real Estate Fund (the “Fund”). The Fund is a series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement describes recent sub-adviser changes relating to the Fund. Specifically, the Board of Trustees of the Northern Multi-Manager Funds (the “Board”) has approved the termination of EII Realty Securities, Inc. as a sub-adviser to the Fund, effective August 22, 2014, and the appointment of Delaware Investments Fund Advisers to sub-advise a portion of the Fund, effective September 8, 2014. The Board also approved the termination of CBRE Clarion Securities LLC as a sub-adviser to the Fund, effective December 5, 2014, and the appointment of Brookfield Investment Management Inc. to sub-advise a portion of the Fund, effective on or about December 17, 2014.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about December 5, 2014 to shareholders of record of the Fund as of November 24, 2014. The Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until March 5, 2015. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.